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                                                                Exhibit 23.03

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated January 27, 1999 (except with respect to the matters discussed in the fifth paragraph of Note 3, as to which the date is February 12, 1999, and Note 13, as to which the date is March 8, 1999) on the financial statements of Kentucky Utilities Company in this Form 10-K.

                                          /S/ ARTHUR ANDERSEN LLP
                                          -----------------------
                                          Arthur Andersen LLP

Louisville, Kentucky
March 26, 1999